                      EXECUTION COPY








                               $400,000,000


                             CREDIT AGREEMENT


                                dated as of


                              October 5, 1994


                                   among


                             ALBERTSON'S, INC.


                          THE BANKS LISTED HEREIN


                      BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION, as Co-Agent

                                    and

                MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                 as Agent

                     TABLE OF CONTENTS

                                                          Page


                                 ARTICLE I
                                DEFINITIONS


  SECTION 1.01  Definitions..........................        1
          1.02  Accounting Terms and Determinations..       12
          1.03  Types of Borrowings..................       13


                                ARTICLE II
                                THE CREDITS

  SECTION 2.01  Commitments to Lend..................       13
          2.02  Notice of Committed Borrowings.......       14
          2.03  Money Market Borrowings..............       14
          2.04  Notice to Banks; Funding of Loans....       19
          2.05  Notes................................       20
          2.06  Maturity of Loans....................       21
          2.07  Interest Rates.......................       21
          2.08  Facility Fees........................       25
          2.09  Optional Termination or
                  Reduction of Commitments...........       25
          2.10  Scheduled Termination
                  of Commitments.....................       25
          2.11  Optional Prepayments.................       26
          2.12  General Provisions as to Payments....       26
          2.13  Funding Losses.......................       27
          2.14  Computation of Interest and Fees.....       27


                                ARTICLE III
                                CONDITIONS

  SECTION 3.01  Effectiveness........................       28
          3.02  Borrowings...........................       29

                                ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES

  SECTION 4.01   Corporate Existence & Power.........       30
          4.02   Corporate and Governmental
                   Authorization; Contravention......       30
          4.03   Binding Effect......................       30
          4.04   Financial Information...............       30
          4.05   Litigation..........................       31
          4.06   Compliance with ERISA...............       31
          4.07   Taxes...............................       31
          4.08   Subsidiaries........................       32
          4.09   Not an Investment Company...........       32
          4.10   Environmental Matters...............       32
          4.11   Full Disclosure.....................       32


                                 ARTICLE V
                                 COVENANTS

  SECTION 5.01   Information.........................       33
          5.02   Payment of Obligations..............       35
          5.03   Maintenance of Property; Insurance..       35
          5.04   Conduct of Business and
                   Maintenance of Existence..........       36
          5.05   Compliance with Laws................       36
          5.06   Inspection of Property,
                   Books and Records.................       36
          5.07   Minimum Consolidated Tangible
                   Net Worth.........................       37
          5.08   Negative Pledge.....................       37
          5.09   Consolidations, Mergers and
                   Sales of Assets...................       39
          5.10   Use of Proceeds.....................       39


                                ARTICLE VI
                                 DEFAULTS

  SECTION 6.01   Events of Default...................       40
          6.02   Notice of Default...................       42

                                ARTICLE VII
                                 THE AGENT

  SECTION 7.01   Appointment and Authorization.......       42
          7.02   Agent and Affiliates................       43
          7.03   Action by Agent.....................       43
          7.04   Consultation with Experts...........       43
          7.05   Liability of Agent..................       43
          7.06   Indemnification.....................       44
          7.07   Credit Decision.....................       44
          7.08   Successor Agent.....................       44
          7.09   Agent's Fee.........................       45
          7.10   Co-Agent............................       45

                               ARTICLE VIII
                          CHANGE IN CIRCUMSTANCES

  SECTION 8.01   Basis for Determining Interest
                   Rate Inadequate or Unfair.........       45
          8.02   Illegality..........................       46
          8.03   Increased Cost and Reduced Return...       47
          8.04   Base Rate Loans Substituted for
                   Affected Fixed Rate Loans.........       49
          8.05   Substitution of Bank................       49


                                ARTICLE IX
                               MISCELLANEOUS

  SECTION 9.01   Notices.............................       50
          9.02   No Waivers..........................       50
          9.03   Expenses; Documentary Taxes.........       50
          9.04   Sharing of Set-Offs.................       51
          9.05   Amendments and Waivers..............       51
          9.06   Successors and Assigns..............       52
          9.07   Collateral..........................       53
          9.08   New York Law........................    54
          9.09   Counterparts; Integration...........       54

  Exhibit A -   Note

  Exhibit B -   Money Market Quote Request

  Exhibit C -   Invitation for Money Market Quotes

  Exhibit D -   Money Market Quote

  Exhibit E -   Opinion of Counsel for the Borrower

  Exhibit F -   Opinion of Special Counsel for
                  the Agent

  Exhibit G -   Assignment and Assumption Agreement

                             CREDIT AGREEMENT



         AGREEMENT dated as of October 5, 1994 among ALBERTSON'S, INC., the BANKS listed on the signature pages hereof, BANK OF AMERICA NATIONAL TRUST AND SAVINGS
  ASSOCIATION, as Co-Agent, and MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent.

         The parties hereto agree as follows:



                                 ARTICLE I

                                DEFINITIONS



         SECTION 1.01.  Definitions.  The following terms,
  as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute
  Rates pursuant to Section 2.03.

         "Adjusted CD Rate" has the meaning set forth in
  Section 2.07(b).

         "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Agent" means Morgan Guaranty Trust Company of New
  York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its

  Domestic Lending Office, (ii) in the case of its Euro-Dollar
  Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assessment Rate" has the meaning set forth in
  Section 2.07(b).


         "Assignee" has the meaning set forth in Section
  9.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
  Section 9.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
  (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to
  Article VIII.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Albertson's, Inc., a Delaware corporation, and its successors.

         "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrowing" has the meaning set forth in Section
  1.03.

         "CD Base Rate" has the meaning set forth in
  Section 2.07(b).

         "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

         "CD Margin" has the meaning set forth in Section
  2.07(b).

         "CD Reference Banks" means Bank of America
  National Trust and Savings Association and Morgan Guaranty
  Trust Company of New York and such additional or alternative banks as the Borrower and the Agent may mutually agree upon.

         "Co-Agent" means Bank of America National Trust and Savings Association, in its capacity as Co-Agent hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Consolidated Tangible Net Worth" means at any date (x) the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries plus their consolidated deferred investment tax credits as reflected on the Borrower's consolidated balance sheet less (y) their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to August 4, 1994 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges (except deferred income taxes), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items (except leasehold improvements and liquor licenses).

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations (and, for purposes of Section
  5.08 and the definition of Material Debt all contingent obligations) of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (viii) all Debt of others Guaranteed by such Person and (ix) all preferred stock of such Person redeemable at the option of the holder during the Facility Period. Insurance reserves, tax reserves and interest thereon, salaries payable, taxes payable, dividends payable, trade accounts payable arising in the ordinary course of business, deferred investment tax credits, deferred compensation and deferred rents payable under non-capital leases shall not constitute "Debt".

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office, branch or affiliate as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans"  means CD Loans or Base Rate
  Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income
  Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "Euro-Dollar Business Day" means any Domestic
  Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in
  Section 2.07(c).

         "Euro-Dollar Reference Banks" means the respective London offices of Union Bank of Switzerland and Morgan Guaranty Trust Company of New York and such additional or alternative banks as the Borrower and the Agent may mutually agree upon.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(c).

         "Event of Default" has the meaning set forth in
  Section 6.01.

         "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 31, 1992 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

         "Facility Period" means the period from the Effective Date to and including the Termination Date, or if earlier, the date of the termination of the Commitments in their entirety.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar
  Loans or Money Market Loans (excluding Money Market LIBOR
  Loans bearing interest at the Base Rate pursuant to Section
  8.01(a)) or any combination of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a)  any Interest Period which would
    otherwise end on a day which is not a Euro-Dollar
    Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business
    Day;

         (b)  any Interest Period which begins on the
    last Euro-Dollar Business Day of a calendar month
    (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
    (c) below, end on the last Euro-Dollar Business
    Day of a calendar month; and

         (c)  any Interest Period which would
    otherwise end after the Termination Date shall end on the Termination Date.

  (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a)  any Interest Period which would
    otherwise end on a day which is not a Euro-Dollar
    Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar
    Business Day; and

         (b)  any Interest Period which would
    otherwise end after the Termination Date shall end on the Termination Date.

  (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

         (a)  any Interest Period which would
    otherwise end on a day which is not a Euro-Dollar
    Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar
    Business Day; and

         (b)  any Interest Period which would
    otherwise end after the Termination Date shall end on the Termination Date.

  (4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

         (a)  any Interest Period which would
    otherwise end on a day which is not a Euro-Dollar
    Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business
    Day;

         (b)  any Interest Period which begins on the
    last Euro-Dollar Business Day of a calendar month
    (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
    (c) below, end on the last Euro-Dollar Business
    Day of a calendar month; and

         (c)  any Interest Period which would
    otherwise end after the Termination Date shall end on the Termination Date.

  (5)  with respect to each Money Market Absolute Rate
  Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that:

         (a)  any Interest Period which would
    otherwise end on a day which is not a Euro-Dollar
    Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar

    Business Day; and

         (b)  any Interest Period which would
    otherwise end after the Termination Date shall end on the Termination Date.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "Kathryn Albertson Stock Agreement" means the agreement dated December 31, 1979 between the Borrower and Kathryn Albertson, as amended from time to time, and any successor agreement.

         "LIBOR Auction" means a solicitation of Money
  Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or
  Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

         "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding
  $10,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section
  8.01(a)).

         "Money Market Loan" means a Money Market LIBOR
  Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in
  Section 2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed
  Borrowing (as defined in Section 2.02) or a Notice of Money
  Market Borrowing (as defined in Section 2.03(f)).

         "Parent" means, with respect to any Bank, any Person of which such Bank is a Subsidiary.

         "Participant" has the meaning set forth in Section
  9.06(b).

         "PBGC" means the Pension Benefit Guaranty
  Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
  New York City from time to time as its Prime Rate.

         "Quarterly Date" means, with respect to any fiscal quarter of the Borrower, the last day of such fiscal quarter.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require.

         "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

         "Regulation G" means Regulation G of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation T" means Regulation T of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation U" means Regulation U of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation X" means Regulation X of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to another Person, by such other Person).

         "Termination Date" means October 5, 1999 or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "Theo Albrecht Stiftung Stock Agreement" means the agreement dated February 15, 1980 among the Borrower, Theo Albrecht Stiftung (now known as Markus Stiftung) and Theo Albrecht, as amended by the First Amendment thereto dated as of April 11, 1984 and as further amended from time to time, and any successor agreement.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.02.  Accounting Terms and
  Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, except that accounting terms used in Sections
  5.07 and 5.08 shall be interpreted, and all accounting determinations and calculations required to establish whether the Borrower is or was in compliance with the requirements of Sections 5.07 and 5.08 shall be prepared in accordance with generally accepted accounting principles as in effect on the date hereof, applied on a basis consistent with the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries referred to in

  Section 4.04(a).

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of the same type of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined by the Agent in accordance therewith).



                                ARTICLE II

                                THE CREDITS


         SECTION 2.01. Commitments to Lend. During the Facility Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Facility Period under this Section.

         SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a)  the date of such Borrowing, which shall
    be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b)  the aggregate amount of such Borrowing,

         (c)  whether the Loans comprising such
    Borrowing are to be CD Loans, Base Rate Loans or
    Euro-Dollar Loans, and

         (d)  in the case of a Fixed Rate Borrowing,
    the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.


         SECTION 2.03.  Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Facility Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b)  Money Market Quote Request.  When the
  Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or telecopier a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 11:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

         (i)  the proposed date of Borrowing, which
    shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

        (ii)  the aggregate amount of such Borrowing,
    which shall be $5,000,000 or a larger multiple of $1,000,000,

       (iii)  the duration of the Interest Period
    applicable thereto, subject to the provisions of the definition of Interest Period, and

        (iv)  whether the Money Market Quotes
    requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

  The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request, unless no Bank shall have timely submitted a Money Market Quote in response to such proposed Borrowing or the Borrower shall not have accepted any of the offers with respect to such proposed Borrowing notified to it pursuant to 2.03(e).

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d)  Submission and Contents of Money Market
  Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:45 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (ii)  Each Money Market Quote shall be in
  substantially the form of Exhibit D hereto and shall in any case specify:

         (A)  the proposed date of Borrowing,

         (B)  the principal amount of the Money Market
    Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money
    Market Loans for which offers being made by such quoting Bank may be accepted,

         (C)  the duration of the Interest Period
    applicable to each Money Market Loan for which each such offer is being made, subject to the provisions of the definition of Interest Period,

         (D)  in the case of a LIBOR Auction, the
    margin above or below the applicable London
    Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest
    1/10,000th of 1%) to be added to or subtracted from such base rate,

         (E) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market
    Absolute Rate") offered for each such Money Market
    Loan, and

         (F)  the identity of the quoting Bank.

         A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded that:

         (A)  is not substantially in conformity with
    Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) of this Section;

         (B)  contains qualifying, conditional or
    similar language;

         (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

         (D)  arrives after the time set forth in
    subsection (d)(i) of this Section.

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) of this Section and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request; provided that any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

         (i)  the aggregate principal amount of each
    Money Market Borrowing may not exceed the applicable amount set forth in the related Money
    Market Quote Request,

        (ii)  the principal amount of each Money
    Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

       (iii)  acceptance of offers for each Interest
    Period may only be made on the basis of ascending
    Money Market Margins or Money Market Absolute
    Rates, as the case may be, and

        (iv)  the Borrower may not accept any offer
    that is described in subsection (d)(iii) of this Section or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period (after giving effect to the acceptance of all lower Money Market Margins or Money Market Absolute Rates, as the case may be, properly offered for such Interest Period), the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower, except pursuant to Section 8.01.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York

  City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address and shall thereafter transfer the funds at the request of the Borrower.

         (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12 as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this
  Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and (if such Bank shall not have repaid such amount within five Domestic Business Days of demand by the Agent therefor) the Borrower severally agree to repay to the Agent within one Domestic Business Day of demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05.  Notes.

         (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c)  Upon receipt of each Bank's Note pursuant to
  Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make, and any error or omission in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06.  Maturity of Loans.  Each Loan
  included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Except as provided in Section 8.02, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b)  Each CD Loan shall bear interest on the
  outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause
  (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the rate applicable to Base Rate Loans for such day.

         "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted CD Rate" applicable to any Interest
  Period means a rate per annum determined pursuant to the following formula:


                  [ CDBR       ]*
        ACDR   =  [ ---------- ]  + AR
                  [ 1.00 - DRP ]

        ACDR   =  Adjusted CD Rate
        CDBR   =  CD Base Rate
         DRP   =  Domestic Reserve Percentage
         AR    =  Assessment Rate

    __________
    * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest
  Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period. The CD Base Rate calculation will be provided by the Agent to the Borrower.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ' 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply for a period of time comparable to such Interest Period. The London Interbank Offered Rate calculation will be provided by the Agent to the Borrower.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to

  United States residents).  The Adjusted London Interbank
  Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve
  Percentage.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the higher of (i) the sum of 1% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 1% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate determined in accordance with Section 8.01 for such day).

         (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

         (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Facility Fees. During the Facility Period, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.
  Accrued fees under this Section shall be payable quarterly on each Quarterly Date during the Facility Period and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09.  Optional Termination or Reduction
  of Commitments. During the Facility Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no

  Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         SECTION 2.10.  Scheduled Termination of
  Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b)  Except as provided in Section 8.02, the
  Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

         (c)  Upon receipt of a notice of prepayment
  pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12.  General Provisions as to Payments.
  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees and other amounts payable hereunder, not later than 5:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01 and shall provide to the Agent, at its request, by 12:00 Noon (New York City time) on such date the confirmation number for the wire transfer of such funds through the Federal Reserve System's wire transfer system to the Agent. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

  Whenever any payment of principal of, or interest on, the Domestic Loans or of fees or other amounts payable shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13.  Funding Losses.  If the Borrower
  makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise (except pursuant to Section 8.02)) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related

  Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall set forth in reasonable detail the basis for requesting such amount and shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                ARTICLE III

                                CONDITIONS


         SECTION 3.01.  Effectiveness.  This Agreement
  shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section
    2.05;

         (c)  receipt by the Agent of an opinion of the

    General Counsel or Assistant General Counsel of the
    Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (d)  receipt by the Agent of an opinion of Davis
    Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (e) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

         (f) receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement;

  provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than October 12, 1994. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement, that the Borrower shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the date of such effectiveness and that upon and subject to such effectiveness, all obligations of the Borrower under the Existing Credit Agreement (other than its obligations under Sections 8.03 and 9.03 thereof) shall terminate. The notes issued by the Borrower pursuant to the Existing Credit Agreement shall be void on and after the Effective Date, and each Bank which is a party to the Existing Credit Agreement hereby agrees promptly to return the note issued to it to the Borrower.

         SECTION 3.02.  Borrowings.  The obligation of any
  Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a)  receipt by the Agent of a Notice of
    Borrowing as required by Section 2.02 or 2.03, as the case may be;

         (b)  the fact that, immediately after such
    Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (c)  the fact that, immediately after such
    Borrowing, no Default shall have occurred and be continuing; and

         (d)  the fact that the representations and
    warranties of the Borrower contained in this Agreement (except, in the case of a Refunding
    Borrowing, the representation and warranty set forth in Section 4.04(c) as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

  Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.



                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants that:

         SECTION 4.01.  Corporate Existence and Power.  The

  Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02.  Corporate and Governmental
  Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03.  Binding Effect.  This Agreement
  constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

         SECTION 4.04.  Financial Information.

         (a)  The consolidated balance sheet of the
  Borrower and its Consolidated Subsidiaries as of February 3, 1994 and the related consolidated statements of earnings, cash flows and stockholders' equity for the fiscal year then ended, reported on by Deloitte & Touche and set forth or as incorporated by reference in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of August

  4, 1994 and the related unaudited consolidated statements of earnings and cash flows for the twenty-six weeks then ended, set forth in the Borrower's quarterly report for the twenty-six weeks ended August 4, 1994 filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such twenty-six week period (subject to normal year-end adjustments).

         (c)  Since August 4, 1994 there has been no
  material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. Except as disclosed in the Borrower's 1993 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

         SECTION 4.07.  Taxes.  The Borrower and its
  Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.08.  Subsidiaries.  Each of the
  Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.09.  Not an Investment Company.  The
  Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10. Environmental Matters. In the ordinary course of its business, the Borrower considers the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries as such business, operations and properties exist at the time. On this basis, the Borrower has reasonably concluded that Environmental Laws at the time in effect are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.



                                 ARTICLE V

                                 COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01.  Information.  The Borrower will
  deliver to each of the Banks:

         (a)  as soon as available and in any event
    within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

         (b)  as soon as available and in any event
    within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the corresponding statements for the corresponding portions of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses
    (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.07 on the date of such financial statements; (ii) stating whether the Borrower was in compliance with Section 5.08 on the date of such financial statements and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause
    (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and
    (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and not previously delivered to each Bank pursuant to this Section 5.01;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission and not previously delivered to each Bank pursuant to this

    Section 5.01;

         (h)  if and when any member of the ERISA
    Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
    Section 412 of the Code, a copy of such
    application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit
    Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

         (i)  from time to time such additional
    information regarding the consolidated financial position of the Borrower as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02.  Payment of Obligations.  The
  Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03.  Maintenance of Property; Insurance.

         (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided that, subject to the requirements of Section 5.09, the Borrower and each of its Subsidiaries may discontinue operations and dispose of property in the normal conduct of its business.

         (b) The Borrower will maintain, and will cause each Subsidiary to maintain with financially sound and reputable insurance companies, insurance on all their real and personal property in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or similar business as the Borrower or such Subsidiary, and the Borrower will promptly furnish to the Banks such information as to insurance carried as may be reasonably requested in writing by the Agent.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that, subject to the requirements of Section 5.09, the Borrower may (a) discontinue operations or dispose of property in the normal conduct of its business and (b) cause the dissolution of Subsidiaries as it may from time to time reasonably deem necessary or desirable in the conduct of its business.

         SECTION 5.05.  Compliance with Laws.  The Borrower
  will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental
  Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Upon the occurrence and during the continuance of a Default, the Borrower will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense, to examine any of their respective books and records (except as they relate to the Borrower's trade secrets or other proprietary information of the Borrower other than any information required to be delivered to the Banks by the Borrower under Section 5.01) and to discuss their respective finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired. The Agent and each of the Banks agree to keep confidential any information obtained pursuant to this
  Section 5.06 or Section 5.01 (i) which the Borrower clearly indicates in writing to be confidential information; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to the Agent or any Bank, (ii) to any affiliate of the Agent or any Bank or the independent auditors of the Agent or any Bank or any actual or potential purchaser, participant, assignee or transferee of any Bank's rights or obligations hereunder or under any Note that agrees in writing to be bound by the confidentiality provisions of this Section 5.06, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed by the Borrower or published in any newspaper or periodical, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party, (vii) in connection with the exercise of any remedy hereunder or under any Note or (viii) as otherwise expressly contemplated by this Agreement or required by law.


         SECTION 5.07. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall at no time be less than $750,000,000; provided that upon either (a) the purchase from time to time of common stock of the Borrower by the Borrower from one or more of Kathryn Albertson, her estate or donees pursuant to the terms of the Kathryn Albertson Stock Agreement, or (b) the purchase from time to time of common stock of the Borrower by the Borrower from Theo Albrecht or from Theo Albrecht Stiftung (now known as Markus Stiftung) pursuant to the terms of the Theo Albrecht Stiftung Stock Agreement, whichever of (a) or (b) first occurs, Consolidated Tangible Net Worth shall be increased, for purposes of subsequent calculations hereunder, by an amount equal to the excess (if any) of (i) the amount by which the purchase price of such common stock reduces Consolidated Tangible Net Worth over (ii) the amount by which Consolidated Tangible Net Worth has been increased through the sale of common stock subsequent to the date of such purchase, excluding the effect of the exercise of employee stock options, all as determined in accordance with generally accepted accounting principles.

         SECTION 5.08.  Negative Pledge.  Neither the
  Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a)  Liens existing on the date of this
    Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $275,000,000;

         (b)  any Lien existing on any asset of any
    corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

         (c)  any Lien on any asset securing Debt
    incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (i) in the case of land acquired for the purpose of constructing new business or operating facilities thereon, (x) such Lien attaches to such land within 24 months after the acquisition thereof and (y) construction of such new business or operating facilities thereon is substantially complete within 24 months after the acquisition of such land and (ii) in the case of any asset other than an asset of the type described in the preceding clause (i), such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

         (e)  any Lien existing on any asset prior to
    the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (g)  Liens arising in the ordinary course of
    its business which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (h)  Liens arising from the Borrower's
    pledging of equipment, not otherwise permitted by the foregoing clauses of this Section, securing
    Debt in an aggregate principal amount at any time outstanding not to exceed $100,000,000; and

         (i)  Liens on real property; provided that
    the aggregate value of real property owned by the Borrower (not including for purposes of this proviso any real property acquired or held by the Borrower subject to the interest of a lessor under a capital lease relating to such real property), as determined on a lower of cost or Fair Market
    Value basis, exceeds the aggregate principal amount of Debt secured by Liens on such real property in an amount not less than $250,000,000.

  For the purposes of Section 5.08(i), "Fair Market Value" means with respect to any real property of the Borrower or any Subsidiary at any date the open market cash purchase price that an informed and willing purchaser would pay for such real property in an arm's length transaction to a willing and informed owner under no compulsion to sell, all as determined (1) if no Default has occurred and is continuing, at the option of the Required Banks either (i) in good faith by the Board of Directors of the Borrower or
  (ii) by an appraisal conducted by an independent appraiser satisfactory to the Agent and the Borrower, the cost of such appraisal to be shared equally by the Borrower and the Banks, and (2) if a Default has occurred and is continuing, by an appraisal conducted by an independent appraiser satisfactory to the Agent and the Borrower, the cost of such appraisal to be borne solely by the Borrower.

         SECTION 5.09.  Consolidations, Mergers and Sales
  of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) directly or indirectly sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Consolidated Subsidiaries, considered as a whole, to any other Person; provided that the Borrower may merge with another person if
  (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         SECTION 5.10.  Use of Proceeds.  The proceeds of
  the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used in violation of Regulation G, Regulation T, Regulation U or Regulation X.

                                ARTICLE VI

                                 DEFAULTS


         SECTION 6.01.  Events of Default.  If one or more
  of the following events ("Events of Default") shall have occurred and be continuing:

         (a)  the Borrower shall fail to pay when due
    any principal of any Loan, or shall fail to pay within ten days of the due date thereof any interest, fees or other amount payable hereunder;

         (b)  the Borrower shall fail to observe or
    perform any covenant contained in Sections 5.07 to 5.10, inclusive;

         (c)  the Borrower shall fail to observe or
    perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a) or (b) above) for 15 Euro-Dollar Business Days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (d)  any representation, warranty,
    certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (e)  the Borrower or any Subsidiary shall
    fail to make any payment of principal, premium or interest in respect of any Material Debt when due or within any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (g)  the Borrower or any Subsidiary shall
    commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h)  an involuntary case or other proceeding
    shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;
    or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
    or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section
    4219(c)(5) of ERISA, with respect to, one or more
    Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

         (j)  a judgment or order for the payment of
    money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (k)  any person or group of persons (within
    the meaning of Section 13 or 14 of the Securities
    Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

  then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the

  Commitments shall thereupon terminate and the Notes
  (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02.  Notice of Default.  The Agent shall
  give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                                ARTICLE VII

                                 THE AGENT


         SECTION 7.01.  Appointment and Authorization.
  Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02.  Agent and Affiliates.  Morgan
  Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03.  Action by Agent.  The obligations
  of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing,
  (i) the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
  Article VI and (ii) the Agent shall not have and shall not be deemed to have any fiduciary relationship with any Bank.

         SECTION 7.04.  Consultation with Experts.  The
  Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05.  Liability of Agent.  Neither the
  Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
  (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07.  Credit Decision.  Each Bank
  acknowledges that it has, independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08.  Successor Agent.  The Agent may
  resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that no such consent shall be required if the successor Agent so appointed is a Bank or if an Event of Default has occurred and is continuing. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, and without the Borrower's consent, appoint a successor Agent, which shall be either a Bank or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder accruing after the date of such acceptance. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09.  Agent's Fee.  The Borrower shall
  pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

         SECTION 7.10. Co-Agent. Bank of America National Trust and Savings Association as Co-Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, Bank of America National Trust and Savings Association shall not have and shall not be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on Bank of America National Trust and Savings Association in deciding to enter this Agreement or in taking or not taking action hereunder.



                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES


         SECTION 8.01.  Basis for Determining Interest Rate
  Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing (other than a Money Market Absolute Rate Borrowing):

         (a)  the Agent is advised by the Reference
    Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference
    Banks in the relevant market for such Interest
    Period, or

         (b)  in the case of a Committed Borrowing,
    Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank
    Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. Nothing in this Section 8.01 shall affect the right of the Borrower pursuant to (and in accordance with) Article II to borrow Loans of a type not affected by the circumstances giving rise to the application of this Section 8.01.

         SECTION 8.02.  Illegality.  If, on or after the
  date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon, without penalty. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (which shall bear interest at a rate equal to the Prime Rate plus or minus a percentage such that the interest rate borne by such Base Rate Loan shall equal the interest rate borne by the related Euro-Dollar Loans of the other Banks and on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03.  Increased Cost and Reduced Return.
  (a) If, on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or
  (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i)  shall subject any Bank (or its
    Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate
    Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending
    Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending
    Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable
    Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve
    Percentage), special deposit, insurance assessment
    (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank
    (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

  and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its

  Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and in reasonable detail the basis for requesting such amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 30 days prior to the date on which such Bank notifies the Agent and the Borrower that it proposes to demand such compensation and identifies to the Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Bank did not know that such amount would arise or accrue.

         SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a)  all Loans which would otherwise be made
    by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base

    Rate Loans (on which interest and principal shall be payable contemporaneously with the related
    Fixed Rate Loans of the other Banks), and

         (b)  after each of its CD Loans or
    Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate
    Loans shall be applied to repay its Base Rate
    Loans instead.

         SECTION 8.05. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks (which may be one or more of the Banks) satisfactory to the Borrower and the Agent to purchase the Notes and assume the Commitment of such Bank.



                                ARTICLE IX

                               MISCELLANEOUS


         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or telecopier number set forth on the signature pages hereof,
  (y) in the case of any Bank, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
  (ii) if given by mail, upon the earlier of five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or actual receipt thereof, (iii) if given by telecopier, when such communication is transmitted to the telecopier number specified in this Section 9.01 and the sender of such communication has received verbal confirmation of its receipt or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including (without duplication) the fees and disbursements of outside counsel and the reasonable allocated cost of internal counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

        SECTION 9.04.  Sharing of Setoffs.  Each Bank
  agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other

  Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05.  Amendments and Waivers.  Any
  provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
  (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. Each Bank shall promptly notify the Borrower of any participating interest granted by it in its Commitment. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) Section
  9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the prior written consent of the Borrower and the Agent; provided that if an Assignee is the Parent of such transferor Bank, or a Subsidiary of such transferor Bank or of its Parent, or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08.  New York Law.  This Agreement and
  each Note shall be construed in accordance with and governed by the law of the State of New York.

         SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        ALBERTSON'S, INC.



                        By
                           Title:
                           250 Parkcenter Blvd.
                           Box 20
                           Boise, ID 83726
                           Attention:  Finance Department
                           Telecopier: (208) 385-6539


  Commitments

  $75,000,000                MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                        By
                           Title:




  $75,000,000           BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION


                        By
                           Title:




  $50,000,000           NATIONSBANK OF TEXAS, N.A.


                        By
                           Title:

  $35,000,000           UNION BANK OF SWITZERLAND


                             By
                           Title:


                        By
                           Title:




  $35,000,000           WACHOVIA BANK OF GEORGIA, NATIONAL
                          ASSOCIATION

                        By
                           Title:




  $30,000,000           CREDIT SUISSE


                        By
                           Title:


                        By
                              Title:




  $30,000,000           FIRST INTERSTATE BANK OF OREGON,
                             N.A.


                        By
                           Title:

  $25,000,000           SUN BANK, NATIONAL ASSOCIATION


                        By
                           Title:





  $15,000,000           FIRST SECURITY BANK OF IDAHO,
                          N.A.


                        By
                           Title:




  $15,000,000           U.S. BANK OF WASHINGTON, N.A.


                        By
                           Title:




  $15,000,000           WEST ONE BANK, IDAHO

                        By
                           Title:





  Total Commitments

  $400,000,000
  ============

                        BANK OF AMERICA NATIONAL TRUST
                          and SAVINGS ASSOCIATION,
                          as Co-Agent

                        By
                           Title:


                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent

                        By
                           Title:
                        60 Wall Street
                        New York, New York  10260-0060
                        Attention:___________________
                        Telex number: 177615

  PRICING SCHEDULE



         The "Euro-Dollar Margin", "CD Margin", and
  "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:





                                  Status
Level
    I
Level
   II
Level
    III


Euro-Dollar
  Margin


  0.17%

  0.20%

  0.30%


CD Margin

0.295%
0.325%
0.425%


Facility Fee

  Rate
0.08%
0.10%
0.15%



         For purposes of this Schedule, the following terms have the following meanings:

         "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated AA- or higher by S&P and Aa3 or higher by Moody's.

         "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's and (ii) Level I
  Status does not exist.

         "Level III Status" exists at any date if, at such date, neither Level I Status nor Level II Status exists.

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "S&P" means Standard & Poor's Ratings Group, and its successors.

         "Status" refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded.
  The rating in effect at any date is that in effect at the close of business on such date.

                                               EXHIBIT A


                                   NOTE


                                      New York, New York
                                                  , 19__


         For value received, Albertson's, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of
  (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, and any error or omission in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of October 5, 1994 among the Borrower, the Banks parties thereto, Bank of America National Trust and Savings Association, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit

  Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                          ALBERTSON'S, INC.


                          By____________________
                             Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


                        Amount   Amount of
             Type of      of     Principal   Maturity   Notation
     Date     Loan       Loan    Repaid        Date     Made By

                                          EXHIBIT B


                    Form of Money Market Quote Request



                                      [Date]


  To:         Morgan Guaranty Trust Company of New York, as
              Agent (the "Agent")

  From:  Albertson's, Inc. (the "Borrower")

  Re: Credit Agreement (the "Credit Agreement") dated as of October 5, 1994 among the Borrower, the Banks parties thereto, Bank of America National Trust and Savings Association, as Co-Agent, and the Agent


         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

  Date of Borrowing:  __________________

  Principal Amount       Interest Period
  $

         Such Money Market Quotes should offer a Money
  Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                             ALBERTSON'S, INC.


                             By________________________
                                Title:

                                            EXHIBIT C


                Form of Invitation for Money Market Quotes


  To:         [Name of Bank]

  Re:         Invitation for Money Market Quotes
         to Albertson's, Inc. (the
         "Borrower")


         Pursuant to Section 2.03 of the Credit Agreement dated as of October 5, 1994 among the Borrower, the Banks parties thereto, Bank of America National Trust and Savings Association, as Co-Agent, and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


  Date of Borrowing:  __________________

  Principal Amount              Interest Period

  $

         Such Money Market Quotes should offer a Money
  Market [Margin] [Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [10:00 A.M.] (New York City time) on [date].

         Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK,
                               as Agent

                             By______________________
                                  Authorized Officer

                                          EXHIBIT D


                        Form of Money Market Quote


  MORGAN GUARANTY TRUST COMPANY
    OF NEW YORK, as Agent
  60 Wall Street
  New York, New York  10260-0060

  Attention:  Funding Services - Loan Sale Group

  Re:  Money Market Quote to
    Albertson's, Inc. (the "Borrower")


         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

  1.     Quoting Bank:  ________________________________

  2.     Person to contact at Quoting Bank:
    _____________________________

  3.     Date of Borrowing: ____________________

  4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
         Periods and at the following rates:

  Principal    Interest     Money Market  [Absolute
   Amount       Period  [Margin]   Rate]

  $

  $



    [provided that the aggregate principal amount of Money      Market Loans
for which the
above offers may be
                                                                accepted shall
not exceed $____________.]**

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of October 5, 1994 (the "Credit Agreement") among the Borrower, the Banks parties thereto, Bank of America National Trust and Savings Association, as Co-Agent, and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

         Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

                             Very truly yours,

                             [NAME OF BANK]


  Dated:_______________     By:__________________________
                                Authorized Officer

                                             EXHIBIT E



                                OPINION OF
                         COUNSEL FOR THE BORROWER


                                    [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260-0060

  Dear Sirs:

         I have acted as counsel for Albertson's, Inc. (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of October 5,1994 among the Borrower, the banks parties thereto, Bank of America National Trust and Savings Association, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1.  The Borrower is a corporation duly
  incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         4.  Except as disclosed in the Borrower's 1993
  Form 10-K, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

         5. Each of the Borrower's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         I am a member of the Bar of the State of Idaho and the foregoing opinion is limited to the laws of the State of Idaho, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In so far as the opinion in paragraph 3 above addresses instruments expressed to be governed by New York law, it is my opinion (i) that an Idaho court would give affect to such choice of New York law and (ii) in any event, the conclusion stated in paragraph 3 would be correct as a matter of Idaho law.

                           Very truly yours,

                                            EXHIBIT F


                                OPINION OF
                          DAVIS POLK & WARDWELL,
                       SPECIAL COUNSEL FOR THE AGENT

                                 [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260-0060

  Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 5, 1994 among Albertson's Inc., a Delaware corporation (the "Borrower"), the banks parties thereto (the "Banks"), Bank of America National Trust and Savings Association, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                            Very truly yours,

                                              EXHIBIT G



                    ASSIGNMENT AND ASSUMPTION AGREEMENT




         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"),
  ALBERTSON'S, INC. (the "Borrower") and MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK, as Agent (the "Agent").


                            W I T N E S S E T H


         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of October 5, 1994 among the Borrower, the Assignor and the other Banks party thereto, as Banks, Bank of America National Trust and Savings Association, as Co-Agent, and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1.  Definitions. All capitalized terms not
  otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2.  Assignment.  The Assignor hereby
  assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower and the Agent] and the payment of the amounts specified in
  Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.
  It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5.  Non-Reliance on Assignor.  The
  Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6.  Governing Law.  This Agreement shall
  be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7.  Counterparts.  This Agreement may be
  signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                             [ASSIGNOR]


                             By_________________________
                               Title:

                             [ASSIGNEE]


                             By__________________________
                               Title:



                             ALBERTSON'S, INC.


                             By__________________________
                               Title:


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By__________________________
                               Title: